EXHIBIT 10.17

                               HEADS OF AGREEMENT
                                     Between
                             OCEAN POWER CORPORATION
                                       And
                               CIMA CAPITAL, LLC.

This Heads of Agreement ("Agreement") is entered into this 30th day of March, 2000, by and between OCEAN POWER CORPORATION, a Delaware U.S.A. corporation ("OPC"), and CIMA CAPITAL, LLC. a California Limited Liability Company, ("Territory Affiliate").

RECITALS
--------

         WHEREAS, OPC has enhanced and/or integrated various existing technologies for the purpose of modular water and power production, and is developing new systems, sub-systems and technologies for modular water and power production (collectively "OPC Water and Power Systems), and

         WHEREAS, Territory Affiliate desires to market and sell the water and power produced by OPC Water and Power Systems, and

         WHEREAS, OPC and Territory Affiliate intend to enter into discussions for the purpose of determining mutually agreeable terms of an Affiliation to purchase, assemble, construct, install, own, operate and maintain OPC Water and Power Systems in the Operating Territory and market and sell the water and power produced therefrom, and

         WHEREAS, it is contemplated that OPC will derive profits from the sale of OPC Water and Power Systems and related services and that OPC and Territory Partner will each derive income from the sale of water and power produced by said systems; and

         WHEREAS, OPC and Territory Affiliate desire to set forth their intentions to negotiate the terms of the proposed Affiliation.

         NOW, THEREFORE, the parties confirm the following understandings and intentions.

1.       Purpose of Affiliation
The purpose of the proposed Affiliation includes the finance, purchase, assembly, construction, installation, integration, testing, commissioning, operation and maintenance of OPC Water and Power Systems in Mexico (the "Operating Territory") and the marketing and sale of water and power produced by said systems.

2.       Structure of the Affiliation
The Parties shall discuss and negotiate in good faith the terms and conditions of a Joint Venture Effected In Part Through a Jointly Owed Entity With Exclusive Rights in the Operating Territory (hereinafter the Affiliation) including the structure, documentation and operation of the Affiliation. The parties shall be

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

under no obligation to enter into any definitive agreements, but if such negotiations are successful the parties contemplate entering into several agreements as necessary to establish and operate the Affiliation in accordance with the Affiliate System Guidelines attached hereto as Exhibit 1.

3.       Formation Procedure (Joint Venture Entity with Exclusive Territory)

         (a) Immediately upon execution of this Agreement, Territory Affiliate shall engage the services of an attorney, licensed to practice law in the Operating Territory to prepare an initial draft of the governance documents for a Limited Liability Entity (Venture Entity) in which OPC will have a significant minority ownership position. The specific form of the Venture Entity and its governance documents shall be chosen and drafted so as to give maximum effect to the Critical Principles contained in the Affiliate System Guidelines.

         (b) Immediately upon execution of this agreement, OPC shall prepare initial drafts of a Joint Venture Agreement, License and Terms of Trade and Terms of Service Agreements in accordance with the Affiliate System Guidelines.

         (c) Immediately upon execution of this agreement OPC and Territory Affiliate shall each designate an individual responsible for developing the initial business plan for the Venture Entity which two individuals will work cooperatively to develop a business plan in accordance with the Affiliate System Guidelines.

         (d)      Within fifteen (15) days after  completion and  circulation of the initial draft documents referred to in sub-parts (a) through (c) above and in no event later than sixty (60) days after execution of this Agreement, the Parties shall meet and confer with respect to the progress being made in the formation procedures, difficulties or issues impeding completion of the Affiliation and shall confirm in writing their continued desire to negotiate and establish the Affiliation in accordance with the understandings expressed in this Heads of Agreement or any amended understandings as shall be mutually agreed upon.

4.       Pre-formation Costs
Each party shall bear its own costs and expenses in connection with the negotiation of the definitive agreement pertaining to the formation of the Affiliation, including attorney's and accountant's fees, except that all reasonable costs and expenses incurred in connection with the formal licensing of the Venture with the appropriate governmental authorities in the Operating Territory shall be reimbursed by the Venture Entity to the party which has incurred any such cost or expense.

5.       Confidentiality
The contents of this Heads of Agreement and the transactions described herein and all information exchanged or disclosed by or between the Parties during the negotiations and related due diligence investigations shall not be disclosed by either party or its affiliates without the written consent of the other party,

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except that (i) information  required to be disclosed by any legal process or by the laws or regulations in the U.S.A. and/or the Operating Territory may be disclosed as so required, and (ii) information may be disclosed to directors, officers, employees, consultants, financial advisors, accountants, or lawyers of or for the Parties as necessary in the negotiation and formation of the Affiliation and for no other purpose.

6.       Governing Law
The Parties agree that this Heads of Agreement shall be governed by the laws of California.

7.       Effective Date
This Heads of Agreement shall be effective as of the date of its execution and delivery by the parties hereto.

8.       Counterparts
This Heads of Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but such counterparts shall together constitute but one and the same document.

9.       Dispute Resolution
In the event of any dispute between the parties relating to the Heads of Agreement, the matter, upon written request of either party, will be submitted to the designated senior executives of both OPC and Territory Partner respectively, who will promptly meet and confer in a good faith effort to resolve such dispute or disagreement. Any decision of such executives will be final and binding on the parties. Either party may terminate such discussions at any time.

Ocean Power Corporation                          Territory Affiliate


Date:  30 March 2000                             Date: 30 March 2000



/s/ Robert L. Campbell                           /s/ Carl Fricke
----------------------                           ---------------
    Robert L. Campbell, Vice President               Carl Fricke, CEO


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OPC AFFILIATE SYSTEM GUIDELINES


                            Ocean Power Corporation
                          Affiliate System Guidelines

                                       I

                                     Purpose

Ocean Power Corporation's Mission: The mission of Ocean Power Corporation is to become the worlds leading manufacturer of modular water and power generation systems.

Affiliate System's Mission: The mission of the OPC Affiliate System is to become the worlds leading provider of potable water and electric power produced by modular water and power generation systems.

Affiliate System Integrity: OPC desires to establish and maintain an Affiliate System (a) whose business operations are conducted in accordance with all laws and regulations in effect in each operating territory, and (b) in a manner consistent with internationally accepted standards of fair and equitable business practices.

Affiliate System Efficiency: OPC desires to establish and maintain an Affiliate System which advances and improves technology and business practices and implements such advances and improvements throughout the Affiliate System such that OPC and each of its Affiliates operate in accordance with best global practices as appropriately applied within the particular legal, cultural, economic and political framework of each Operating Territory.

Flexible Standardization: OPC recognizes the tremendous diversity of legal, cultural, economic and political frameworks in which its Affiliate System will operate and that the structure, documentation and operation of its Affiliations will necessarily vary to accomodate the legal, cultural, economic and political framework of each Operating Territory. Nonetheless and regardless of whether an Affiliation takes the form of an exclusive co-owned venture entity, exclusive or nonexclusive distribution or sales agreement or some other form; the structure documentation and operation of each Affiliation must promote and implement the OPC Mission, the Affiliate System Mission, Affiliate System Integrity and Affiliate System Efficiency. To that end, OPC has developed these Affiliate System Guidelines which set out the Critical Principles to be incorporated into each Affiliation's structure, documentation and operation in such fashion and through such devises as are most appropriate to the form of the Affiliation and the legal, cultural, economic and political frameworks in the Operating Territory.

                                       II
                              INTELLECTUAL PROPERTY

Goals: System Efficiency demands the stimulation of advances and improvements in technology and business practices and requires that all resulting advances and improvements and best global practices be shared and implemented throughout the Affiliate System. System Efficiency is best served by OPC being recognized as the worlds leading manufacturer of modular water and power production systems so

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

that each Affiliate is able to trade on OPC's reputation while establishing itself as a leading provider of water and power in its Operating Territory. To accomplish these goals the following Critical Intellectual Property Principles and such other provisions as are necessary to fully implement these Intellectual Property goals will be firmly incorporated into the structure, documentation and operation of each Affiliation.

Preferred Embodiment in most instances the Critical Intellectual Property Principles will be contained in a License Agreement and/or a Terms of Trade Agreement. However, in jurisdictions where license, franchise, agency, distributorship, intellectual property or other regulations negatively impact the breadth and/or enforceability of these Critical Intellectual Property Principles when so embodied, they may be included in a Joint Venture Agreement, an Affiliation Agreement or such other devises as mutually agreed

Critical Principle Number 1
Ownership of Know-how: A11 information and devises relating to the design, manufacture, integration, assembly, shipping, construction; installation, operation and maintenance of water and power producing systems and sub-systems is and will remain the sole and exclusive property of OPC and licensed to a Venture Entity and/or Affiliate to the extent necessary to effectuate the Affiliation.

Critical Principle Number 2
Trademarks: All words, names, symbols, dress and devices by which OPC's products and/or services are or can be distinguished from products and/or services- of others will be considered OPC's Trademarks and are and will remain the sole and exclusive property of OPC and will be licensed to a Venture Entity and/or Affiliate to the extent necessary to allow optimum marketing benefit from the affiliation with OPC.

Critical Principle Number 3
Grant Back: All rights to improvements, advances and derivative technologies and/or processes created or discovered by or through an Affiliation relating to the design, manufacture, integration, assembly, shipping, construction. installation, operation and/or maintenance of water and power producing systems, sub-systems or related activities and practices will be irrevocably granted back to OPC and will be included in the Know-how in order that such advances and improvements and best global practices can be appropriately shared and implemented throughout the Affiliate System. OPC will consider developing a compensation plan or policy for inventors in order to encourage the development of improvements, advances and derivative technologies consistent with these critical principals.

Critical Principle Number 4
Grant Forward: Any rights given in an Affiliation to utilize any OPC Know-how will include the right to utilize any improvements, advances, and derivative technologies and processes of said Know-how including such as are obtained by OPC through its Grant Back rights.

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

Critical  Principle  Number 5
Acknowledgment and Challenge: Affiliates will acknowledge OPC's ownership of the Know-how and Trademarks and any act by an Affiliate which challenges or contests OPC's ownership of any Know-how and/or Trademark will be considered grounds to terminate the Affiliation and any Affiliate operations.

Critical  Principle Number 6
Approved Water and Power Production Systems: Affiliates will not be allowed to trade in or utilize water or power production systems, sub-systems, components, accessories, connections, designs or operating techniques other than as produced or approved for use by OPC which approval will not be unreasonably withheld.

Critical  Principle Number 7
Confidentiality and Use: All Affiliates will agree to keep all Know-how which is disclosed to them or which otherwise comes into their its possession, strictly confidential and to utilize said know-how only to the extent necessary to fulfill their obligations in accordance with the terms of the Affiliation. These confidentiality and limited use obligations will survive any termination of an Affiliation.

                                      III
                                   Performance

Goals: In order to accommodate legal, cultural, economic and political frameworks in each Operating Territory, some Affiliates will allow significant operational authority and/or control to be exercised by the Affiliate. Nonetheless, System Efficiency and System Integrity requires that performance standards be maintained in order to promote the development of the OPC Trademarks and protect the goodwill residing therein; promote appropriate implementation of best global practices; and assure adequate continuous dedication to market penetration and service. Additionally, System Integrity requires that OPC retain certain oversight rights in order to prevent inappropriate diversion of resources or activities inconsistent with generally accepted international standards of fair and equitable business practices. To that end the following Critical Performance Principles and such other provisions as are necessary to fully implement these Performance goals, will be firmly incorporated into structure, documentation and operation of each Affiliation.

Preferred Embodiment: In most instances the Critical Performance Principles will be implemented through an Affiliation Agreement, License Agreement, Terms or Trade and/or the governance documents of a Venture Entity. However, in Territories where license, franchise, agency, distribution, corporate, or other regulations prevent or impede full enforcement or expression, of these Critical Performance Principles in that fashion, other devises will be established through negotiation and mutual agreement.

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

Critical Principle Number 8
Market Penetration: OPC and all Affiliates will agree to minimum investment, marketing and government relations activities, and minimum purchases and operating volumes to be achieved and maintained. Provision will be made for loss of exclusivity; removal and/or replacement of the Affiliate; reorganization of any Venture Entity, termination of any applicable License(s); and/or termination of any Affiliation and/or Affiliate operations in the event that the Affiliate Consistently fails to achieve or maintain the agreed market penetration requirements after being provided a grace period for curative action.

Critical Principle Number 9
Return on Capital Assets: Provision will be made to ensure that all Affiliates act in a fashion designed to achieve the highest possible returns through the sale of water and power consistent with reasonable business judgement, short and long term market penetration strategies and economic and regulatory conditions in their Operating Territory. Provision will be made for loss of exclusivity; removal and/or replacement of the Affiliate; reorganization of any Venture Entity; termination of any applicable License(s); and/or termination of any Affiliation and/or Affilate operations in the event an Affiliate acts in a fashion materially inconsistent with that objective.

Critical Principle Number 10
Solvency and Qualification: Provision will be made for removal and/or replacement of any Affiliate; reorganization of any Venture Entities; termination of any applicable License(s); recapitalization of any Venture Entities; and/or termination of any Affiliation and/or Affiliate operations in the event that a Venture Entity and/or Affiliate becomes insolvent or disqualified from conducting any of its necessary functions in the Operating Territory.

Critical Principle Number 11
Systems Maintenance and Operation: Provision will be made to ensure that all Affiliates who have system operation or maintenance obligations perform said obligations in accordance with all then current OPC maintenance and operations documents and for appropriate remedies in the event of claims arising from system failures or OPC non-performance.

Critical Principle Number 12
Extraterritorial Operations: Provision will be made to preclude Venture Entities and/or Affiliates from seeking water or power sales or establishing water or power operations outside their Operating Territory but allowing and promoting cooperation between Affiliates and the sharing of opportunities among Affiliates.

Critical Principle Number 13
Business Plan Approval: On an annual basis all Affiliates will prepare for OPC's review and approval, a business plan detailing the Venture Entity and/or Affiliates projected income and expenses, marketing, sales, construction and maintenance activities, staffing and such other information as OPC may from time to time reasonably require and including recourse to binding dispute resolution devises in the event approval is not forthcoming.

Critical Principle Number 14

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

Review and Modification: Provision will be made for periodic review of the Affiliation structure, documentation and operation and for discussion and negotiation of modifications to the structure, documentation and operation of the Affiliation as maybe desirable to more perfectly implement those Affiliation Guidelines, such other Affiliation Guidelines as may be developed in the future and to accommodate the changing needs of OPC and/or the Affiliate.

                                       IV
                           Payments and Distributions

Goals: System Integrity requires that profits generated from the sale of water and power be distributed to OPC and its Affiliates in a fair and equitable fashion according to their mutual agreements and understandings. System Efficiency requires that payments and distributions to OPC be available to OPC for support of its global operations and that profits be remitted from Venture Entities in the most advantageous fashion available in the Territory. To that end the following Critical Payment and Distribution Principles arid such other provisions as are necessary to fully implement these Payment and Distribution goals will be firmly incorporated into structure, documentation and operation of each Affiliation.

Preferred Embodiment: In most instances Critical Payment and Distribution Principles will be incorporated into the governance documents of Venture Entities, Terms of Trade and Terms of Service Agreements, and/or Licensing Agreements. However, when corporate, currency, licensing, tax, customs, local content or other regulations prevent or impede effective implementation of the Critical Payment and Distribution Principles in such a fashion, said Critical Principles will be effectuated other devices as agreed to by the parties.

Critical Principle Number 15
Convertibility and Repatriation: Provision should be made to ensure that, to the greatest extent possible, payments and distributions to OPC are convertible, in country, into one or more "G7" currencies and readily transferable out of the Operating Territory.

Critical Principle Number 16
Distribution of Profots: Provision will be made to ensure that profits from Affiliate operations are distributed to OPC and the Affiliate to the maximum extent possible consistent with reasonable business judgement.

Critical Principle Number 17
Taxes: Provision will be made to allow appropriate payments and distributions to be made to OPC by Venture Entities and/or Affiliates in a fashion, which results advantageous tax treatment to the Venture Entities, OPC and the Affiliates consistent with all applicable tax riles and treaties.

Critical  Principle  Number 18
Transparency, Accounting and Audits: Affiliates shall maintain books of account in such form and fashion as is consistant with internationally accepted accounting practices and OPC shall be given access to all such books and underlying data on a quarterly basis to allow OPC to confirm that profits and distributions arc properly calculated and that the Affiliate is operating in accordance with the Affiliation's structure and documentation.

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                                        V
                               Dispute Resolution

Goals: System Efficiency demands that the legal documents utilized in the OPC Affiliate System be interpreted in a consistent manner. System Integrity requires that any disputes be resolved in a fair, cooperative, expedient and enforceable fashion and that dispute resolution proceedings and the evidence, testimony, discussions, filings and reasoned decisions arising therefrom be and remain confidential. To that end the following Critical Dispute Resolution Principles and such other provisions as are necessary to fully implement these Dispute Resolution goals, will be firmly incorporated into structure, documentation and operation of each Affiliation.

Preferred Embodiment: All agreements between OPC and its Affiliates and the governance documents of Venture Entity will require that disputes be resolved first through good faith negotiation and failing that, through conciliation and binding arbitration in accordance with then current ICC rules and facilities. All such documents will refer to model rules, laws and standard forms in common use in international trade when ever possible and will refer to national laws only when required. However, when arbitrability, enforceability or other regulations impede or prevent total, complete and effective implementation of these Critical Dispute Resolution Principles, then every effort will be made to ensure that the Critical Principles of the OPC Affiliate System have been incorporated into the Affiliation's structure, documentation and operation in such a fashion the all of the Affiliate System Critical Principles are subject to these Critical Dispute Resolution Principles.

Critical Principle Number 19
Dispute Resolution: Except with respect to specific issues as described in Critical Principles 20 and 21 below, all disputes between OPC, Venture Entities and/or Affiliates which can not be resolved first by good faith negotiation and then by ICC conciliation procedures, will be resolved by a single ICC arbitrator in accordance with the then current ICC arbitration rules and facilities. No arbitrator will be of the same nationality as the contestants, and the arbitration proceedings will be conducted in the English language.

Critical Principle Number 20
Disputes Concerning Sums and Quantities (Baseball Arbitration): All disputes within Venture Entities and/or between OPC and Venture Entities and/or between OPC and Affiliates concerning sums or quantities which are not resolved first by good faith negotiation and then through ICC conciliation proceedings will be submitted to a single ICC arbitrator who will conduct a baseball arbitration and render his or her binding decision accordingly. If the dispute concerns contract interpretation and/or other issues as well as sums and/or quantities, the arbitration should be bifurcated, with the arbitrator first arbitrating and rendering his or her decision with respect to the non-sums/quantities issues in accordance with standard ICC rules and thereafter conducting the baseball arbitration with respect to the sums and quantities issues.

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Critical  Principle  Number 21
License, Operations and Affiliate Termination: Every reasonable means should be employed to resolve operational inadequacies and disputes in a fashion which allows OPC and its Affiliate to continue operations together in the Territory in accordance with the Affiliate System Guidelines. However, anticipating the possibility that this goal may not always be achievable, provisions will be incorporated into structure, documentation and operation of all Affiliates which allow such impasse to be declared and the Affiliate removed or replaced and OPC allowed to continue operating in the Territory in a fashion and under such terms as are consistent with the highest principles of equity and fairness. Disputes in which either Party claims a right to terminate a License, a Venture Entity, Affiliate Operations, an Affiliation or other agreement which cannot be resolved first through good faith negotiation and then through ICC conciliation proceedings will be submitted to a three member ICC arbitration panel. Sums or quantities issues resulting from the termination of licenses, operations, Venture Entities, Affiliations or other agreements will be excluded from the baseball arbitration requirement Arbitration decisions concerning the termination of licenses, operations or affiliations shall be appleable to a second panel, constituted in accordance with the ICC rules which appeal parcel shall have the power to adopted the initial decision, modify the initial decision, or substitute its own decision but such modification or substitution shall only be allowed in order to correct clear errors of law or clear and convincing errors of fact.

Critical Principle Number 22
Remedies: Provision shall be made to preclude any award of punitive or exemplary damages to any party by way of arbitration or other legal proceeding. The Secretariat of the International Court of Arbitration of the ICC, the arbitrator and/or the chairman of the arbitration panel shall be empowered to order emergency interim relief in the way of injunction or similar equitable relief which emergency interim relief may be ordered whenever appropriate including before or during any conciliation process.

Critical  Principle  Number 23
Reasoned Decisions and Enforceability: All decisions, in every arbitration, will be reasoned decisions. The Affiliations structure, documentation and operation will be established so that, to the greatest extent possible all arbitration decisions are final, non-appealable (except as note in CP#22) and fully enforceable.

Critical Principle Number 24
Exit Strategies: Provision will be made for exiting or expanding the business relationships between OPC and its Affiliate and for providing fair compensation to OPC, its Affiliate and/or any Venture Entity in the event of a merger, buyout, consolidation or acquisition with the intent of maximizing the return to OPC, its Affiliate and any Venture Entity.

Date: 30 March 2000

By: /s/ Robert L. Campbell                      By: /s/ Carl Fricke
--------------------------                      -------------------
        Robert L. Campbell, V.P.                        Carl Fricke, CEO
        Ocean Power Corporation                         CIMA Capital, LLC